UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Metalline Mining Company
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[METALLINE LOGO]

1330 E. Margaret Avenue
Coeur d’Alene, Idaho 83815

February 28, 2005

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Metalline Mining Company. The Annual Meeting will be held on Monday, April 25, 2005, at 10:00 a.m., local time, at the Coeur d’Alene Inn, West 414 Appleway, Coeur d’Alene, Idaho.

As set forth in the attached Notice of Annual Meeting of Shareholders and Proxy Statement, you will have an opportunity to vote on the election of Directors, the ratification of the independent public accountants and any other matter properly brought before the meeting. We will also report on Metalline’s operations and respond to questions of general interest to Shareholders.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend.

Your continued support is sincerely appreciated.

Sincerely,
/s/ MERLIN D. BINGHAM
Merlin D. Bingham
Chairman of the Board and President

METALLINE MINING COMPANY

1330 E. Margaret Avenue
Coeur d’Alene, Idaho 83815

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

The Annual Meeting of Shareholders of Metalline Mining Company (“Metalline”) will be held at the Coeur d’Alene Inn, West 414 Appleway, Coeur d’Alene, Idaho, on Monday, April 25, 2005 at 10:00 a.m., local time, for the following purposes:

1.                To elect two Directors of Metalline for terms ending in the year 2006;

2.                To ratify the appointment of Williams & Webster, P.S. as the independent public accountants for Metalline for 2005; and

3.                To transact such other business as may properly come before the Annual Meeting.

These matters are more fully described in the attached Proxy Statement. Only Shareholders of record at the close of business on March 25, 2005, the record date, will be entitled to vote at the Annual Meeting.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors,
/s/ WAYNE SCHOONMAKER
Wayne Schoonmaker
Secretary
Coeur d’Alene, Idaho
February 28, 2005

METALLINE MINING COMPANY

1330 E. Margaret Avenue
Coeur d’Alene, Idaho 83815

PROXY STATEMENT
Annual Meeting of Shareholders
To be Held April 25, 2005

Date, time, place and purpose of Metalline’s Annual Meeting

The 2005 annual meeting of Metalline’s Shareholders, including any postponements or adjournments thereof (the “Annual Meeting”), will be held at 10:00 a.m., local time, on Monday, April 25, 2005 at the Coeur d’Alene Inn, West 414 Appleway, Coeur d’Alene, Idaho. At the meeting, Metalline’s Shareholders as of the record date will be asked to elect the nominees for the Board of Directors and to ratify the appointment of the independent public accountants. This Proxy Statement is first being sent to holders of Metalline common stock on or about March 30, 2005 and is accompanied by a proxy that is being solicited by the Metalline Board of Directors for use at the Annual Meeting.

Record date; outstanding shares; shares entitled to vote

Only holders of record of Metalline common stock at the close of business on the record date, March 25, 2005, are entitled to notice of and to vote at the Annual Meeting. Each holder of Metalline common stock is entitled to one vote for each share of Metalline common stock owned as of the record date. As of the record date, there were 19,928,181 shares of Metalline common stock outstanding.

Quorum; vote required

Under Nevada law, any Shareholder action at a meeting requires that a quorum exist with respect to that action. A quorum for the actions to be taken at the Annual Meeting will consist of a majority of the outstanding shares of common stock entitled to vote, present in person or by proxy at the Annual Meeting. Shareholders of record, including brokers holding customers’ shares of record, who are present at the Annual Meeting in person or by proxy and who abstain from voting, are considered present and entitled to vote and will count toward the quorum.

If a quorum exists at the Annual Meeting, those nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast for Directors will be elected as Directors. If a quorum exists, the ratification of the appointment of Williams & Webster, P.S. as the independent public accountants for Metalline for 2005, and all other matters that properly come before the Annual Meeting, will be approved if the number of votes cast in favor of the proposed action exceeds the number of votes cast against it. Abstentions and broker non-votes will have no impact on the election of Directors or other proposals. Proxies and ballots will be received and tabulated by OTC Stock Transfer, Inc., Metalline’s transfer agent and the inspector of elections for the Annual Meeting.

Voting of proxies

The Board of Directors requests that you complete, date and sign the proxy card accompanying this Proxy Statement and promptly return the card in the enclosed postage-paid envelope. Unless contrary instructions are specified, all properly signed proxies received by Metalline and not revoked before the vote at the Annual Meeting will be voted: 1) FOR the election of the two Directors nominated by the Board of Directors; 2) FOR the ratification of the appointment of Williams & Webster, P.S. as the independent public accountants for Metalline for 2005; and 3) in accordance with the best judgment of the proxy agents on any other matters properly brought before the Annual Meeting. If the Annual Meeting is postponed or adjourned, your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Otherwise, your shares may not be voted and will be recorded as broker non-votes. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee and you bring the proxy to the Annual Meeting.

How to revoke your proxy

You may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the Annual Meeting:

•       delivering to Metalline a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy;

•       signing and delivering to Metalline a proxy card relating to the same shares and bearing a later date; or

•       attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

Also, please note that if you have voted through your broker, bank or other nominee and you wish to change your vote, you must follow the instructions received from such entity to change your vote.

Voting electronically via Internet or telephone

A large number of banks and brokerage firms provide Shareholders whose shares are registered in the name of such firms the opportunity to vote via the Internet or by telephone. The voting form sent to a beneficial owner will provide instructions if such options are available.

Expenses of proxy solicitation

The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by Metalline. Proxies will be solicited by Metalline by mail and may also be solicited on behalf of Metalline by directors, officers and other employees of Metalline, without additional remuneration, in person or by telephone or facsimile transmission. Metalline will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will reimburse such entities for the cost of forwarding the proxy materials in accordance with customary practice.

Recommendation of the Board of Directors

The Board of Directors of Metalline believes the proposals described herein are in the best interests of Metalline and its Shareholders and, accordingly, recommends that the Shareholders vote “FOR” the proposals listed in the Notice.

PROPOSAL 1:   ELECTION OF DIRECTORS

The Board of Directors currently consists of two Directors. The Board of Directors has nominated current Directors Merlin Bingham and Roger Kolvoord for election as Directors to serve terms of one year ending at the Annual Meeting of the Shareholders of Metalline in 2006 or until their respective successors have been duly elected and qualified.

Each nominee for election as a Director at the Annual Meeting has consented to serve if elected. Metalline has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unable to serve as a Director for any reason, the Board of Directors shall designate a substitute nominee. Unless instructions to the contrary are specified on the proxy card, proxies will be voted in favor of the persons who have been nominated by the Board of Directors.

The Board of Directors recommends that Shareholders
vote “FOR” the nominees.

BOARD OF DIRECTORS OF METALLINE MINING COMPANY

MERLIN BINGHAM, PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS

Mr. Bingham, 71, has been the President and Chairman of the Board of Directors of Metalline, since October 1996. From 1983 to 1996, Mr. Bingham was a consulting geologist and conducted independent exploration projects. From 1963 to 1983, Mr. Bingham worked in exploration for mining and oil companies in the western U.S. and Alaska, Zambia, the United Arab Emirates, Ecuador and Mexico. Mr. Bingham received a B.S. degree in Mineralogy from the University of Utah in 1963.

ROGER KOLVOORD, VICE PRESIDENT, BUSINESS, AND DIRECTOR

Dr. Kolvoord, 65, has been a director of Metalline since August 2002 and was appointed Vice President, Business, in April 2003. An Associate Technical Fellow of the Boeing Company, Dr. Kolvoord has had a private consulting practice since May, 2000. Prior to that, from 1986 to 2000, he was a manager with the Boeing Company, working mainly in program management and new business development capacities in information systems and in remote sensing and geospatial information (mapping) ventures. Prior to that, he worked in exploration and exploration research for Kennecott Copper Company, Ranchers Exploration and Development Corporation, and ARCO, and operated a services company providing field services to oil and gas and mining companies. An active member of the American Association of Petroleum Geologists, he served two terms as the Pacific Section Councilor of the Energy Minerals Division and was Chair of the Geospatial Information Committee. Dr. Kolvoord has a B.S. degree in geology from the University of Michigan, an M.S. in Mineralogy from the University of Utah, and a Ph.D. in geochemistry from the University of Texas at Austin.

Compensation and Attendance of Directors

Directors of Metalline do not receive any compensation for serving as members of the Board of Directors. There are no contractual arrangements with any member of the Board of Directors.

The Board of Directors of Metalline held 5 meetings during fiscal 2004. Each Director attended 100% of such meetings. During the fiscal year ended October 31, 2004, the Board of Directors unanimously adopted resolutions on 5 occasions, without a meeting, pursuant to applicable Nevada law. It is Metalline’s policy that members of the Board of Directors should attend all annual meetings of Shareholders except for absences due to causes beyond the reasonable control of the Directors. Metalline has not held an annual meeting of shareholders since 2001. At the 2001 annual meeting of Shareholders of Metalline Mining Company, all of the Directors were in attendance.

Committees of the Board of Directors

Metalline does not currently have any committees of the Board of Directors and therefore does not have any committee charters. The entire Board of Directors is responsible for the types of functions typically delegated to committees, including the nomination of directors and the appointment of independent public accountants. It is the view of the Board of Directors that this is appropriate because of the limited number of directors on the Board of Directors. The current members of the Board of Directors are not independent as that term is defined by rules of the NASDAQ Stock Market, and none of them is an audit committee financial expert (as defined in Item 401 of Regulation S-K of the Securities Exchange Act of 1934.) Metalline is in the process of identifying candidates to serve as independent directors, including at least one as an audit committee financial expert. The Board of Directors does not have a defined process for such identification, established criteria for such candidates, or a policy with regard to the consideration of director candidates recommended by security holders.

Communication with the Board of Directors

Shareholders may send communications to the Board of Directors of Metalline by addressing such correspondence to:

Merlin D. Bingham
Chairman of the Board
Metalline Mining Company
1330 E. Margaret Avenue
Coeur d’Alene, Idaho 83815

As Chairman of the Board, Mr. Bingham monitors Shareholder communications, forwards correspondence to the appropriate Director(s) and facilitates an appropriate response.

PROPOSAL 2:   RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Williams & Webster, P.S. to serve as independent public accountants for Metalline and its subsidiaries for the fiscal year ending October 31, 2005, and any interim periods. Williams & Webster, P.S. has advised Metalline that it will have in attendance at the Annual Meeting one or more representatives who will be available to respond to appropriate questions presented at the Annual Meeting. Such representatives will have an opportunity to make a statement at the Annual Meeting if they desire to do so. If the required number of votes does not ratify the appointment of Williams & Webster, P.S., the Board will review its future selection of independent public accountants.

The Board of Directors unanimously recommends that Shareholders vote “FOR”
the Proposal to ratify the appointment of Williams & Webster, P.S. as the independent public accountants for Metalline for 2005.

INDEPENDENT ACCOUNTANT’S FEES

Audit Fees:   The aggregate fees and expenses billed by Williams & Webster, P.S. for professional services rendered for the audit of Metalline’s annual financial statements and the review of the financial statements included in Metalline’s periodic reports filed with the SEC on Forms 10-Q, were $16,248 and $18,409 for the fiscal years ended October 31, 2003 and 2004, respectively.

Audit Related Fees:   There were no fees billed by Williams & Webster, P.S. for audit related services rendered during fiscal 2003 and 2004.

Tax Fees:   There were no fees billed by Williams & Webster, P.S. for tax services rendered during fiscal 2003 and 2004.

All Other Fees:   There were no other services provided by Williams & Webster, P.S. during fiscal 2003 and 2004.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

Authority to pre-approve all audit and non-audit services provided by Williams & Webster, P.S. has been delegated to Mr. Bingham. One hundred percent of all services provided by Williams & Webster, P.S. in each of the last two fiscal years were pre-approved by Mr. Bingham. The Board of Directors considers whether the provision of related audit services is compatible with maintaining the independent accountant’s independence. To assist the Board of Directors in its oversight responsibilities, the pre-approval policy identifies the three basic principles of independence with respect to services provided by the independent accountants as well as the non-audit services the independent accountants are prohibited from providing.

EXECUTIVE OFFICERS

In addition to Messrs. Bingham and Kolvoord, the executive officers of Metalline include Wayne Schoonmaker. Each executive officer has held his present position for the past five years except as otherwise stated.

WAYNE SCHOONMAKER, SECRETARY AND TREASURER

Mr. Schoonmaker, 68, was appointed Secretary and Treasurer of Metalline in August 1997 and has held that position since that time. He is also currently Secretary and Treasurer of Hanover Gold Company, Inc. of Spokane, Washington and Secretary and Treasurer and Director of Independence Lead Mines Company of Wallace, Idaho. During the period of 1979 through 1993, Mr. Schoonmaker was employed at Asarco Incorporated as Chief Accountant at the Troy Mine and as Financial Manager of Asarco’s Northwest Mining Department. From July 1978 to December 1978, Mr. Schoonmaker was Assistant Treasurer of the Bunker Hill Mining Company, and from 1964 to 1978, he was Assistant Secretary of Hecla Mining Company. Mr. Schoonmaker received a B.S. degree in Accounting from the University of Montana in 1962 and an M.B.A. from the University of Idaho in 1987. Mr. Schoonmaker is a Certified Public Accountant in the states of Idaho and Montana.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of January 31, 2005, information about the only known beneficial owners of more than five percent of Metalline’s Common Stock. The following information is based solely on statements filed with the SEC or other information that Metalline believes to be reliable.

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership	of Class(2)
Britannia Holdings Limited(1)	2,835,900	14.23%
Unit 10, Springates East, Government Road
Charlestown, Nevis, West Indies

(1)          Based upon Schedule 13G filed on February 15, 2005 by Britannia Holdings.

(2)          Based on shares outstanding at February 18, 2005 of 19,928,191.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of January 31, 2005, information concerning the beneficial ownership of Metalline Common Stock by each Director and executive officer named in the Summary Compensation Table and by all Directors and executive officers as a group.

Name of	Amount and Nature of		Percent
Beneficial Owner	Beneficial Ownership		of Class(5)
Merlin D. Bingham	1,333,139	(1)	6.57%
Roger Kolvoord	358,453	(2)	1.79%
Wayne Schoonmaker	107,928	(3)	*
All Directors and Executive Officers as a Group (3 persons)	1,799,520	(4)	8.98%

*                    Less than 1%.

(1)          Includes options to purchase 100,000 shares that are exercisable within 60 days of February 28, 2005.

(2)          Includes options to purchase 100,000 shares that are exercisable within 60 days of February 28, 2005.

(3)          Includes options to purchase 50,000 shares that are exercisable within 60 days of February 28, 2005.

(4)          Includes options that are exercisable within 60 days of February 28, 2005.

(5)          Based on shares outstanding at February 18, 2005 of 19,928,191.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Metalline’s Common Stock that may be issued upon the exercise of options, warrants and rights under Metalline’s equity compensation plans as of October 31, 2004.

Securities
Remaining
	(a) Number of		Available for Future
	Securities to be	(b) Weighted	Issuance Under
	Issued Upon	Average Exercise	Equity
	Exercise of	Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights	and Rights	in Column (a))
Equity compensation plans approved by shareholders:	770,000	$1.64	0
Equity compensation plans not approved by shareholders:	895,587	2.29	0
Total	1,665,586	$1.99	0

Equity Compensation Plans Not Approved by Security Holders

Warrants

Twenty-three warrants to non-employees remained outstanding as of October 31, 2004. Such warrants were granted pursuant to the terms of a form warrant agreement, with each such grant authorized by the Board. These warrants have not been approved by the shareholders of Metalline. The warrants have exercise prices ranging from $0.75 per share to $5.00 per share and have expiration dates ranging from October 2005 to March 2008.

EXECUTIVE COMPENSATION

It is the responsibility of the full Board of Directors to review and set compensation levels of Metalline’s executive officers, evaluate the performance of management and consider management appointments and related matters. Factors the Board considers in establishing executive compensation, include: performance of management in achieving broad-based objectives and targets related to Metalline’s business; Metalline’s financial performance; and how compensation paid by Metalline generally compares to compensation paid in the mining industry and among other similar companies. Metalline does not currently have any employment contracts with any of its executive officers.

Summary Compensation Table

The following table sets forth information concerning compensation received from Metalline by each of the executive officers for services in all capacities to Metalline and its subsidiaries for the last four years.

	Annual Compensation				Long-Term Compensation
Name and Position	Year	Salary ($)	Bonus ($)	Other Annual Comp. ($)	Securities Underlying Options (#)	All Other Comp. ($)
Merlin Bingham	2004	101,563	0	60,938	0	0
Chairman and President	2003	33,854	0	135,417	0	0
	2002	48,000	0	40,625	0	0
	2001	72,000	0	0	100,000	0
Roger Kolvoord	2004	118,750	0	74,479	0	0
Director & Vice President	2003	33,854	0	155,729	0	0
	2002	0	0	0	100,000	0
	2001	0	0	0	––	0
Wayne Schoonmaker	2004	20,250	0	18,563	0	0
Secretary/Treasurer	2003	8,438	0	35,438	0	0
	2002	12,000	0	10,125	0	0
	2001	18,000	0	0	50,000	0

Option Grants in 2004

During the fiscal year ended October 31, 2004, Metalline did not grant common stock options.

Aggregated Year-End Option Values

The following table sets forth information on the value of unexercised in-the-money options at October 31, 2004. None of the executive officers exercised any stock options during fiscal 2004.

	Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Merlin Bingham	100,000	0	15,000	0
Roger Kolvoord	100,000	0	100,000	0
Wayne L. Schoonmaker	50,000	0	49,000	0

(1)          These values have not been, and may never be, realized. The values are based on the positive spread between the respective exercise prices of outstanding stock options and the closing price of Metalline’s common stock on October 29, 2004 ($2.30).

INTEREST OF DIRECTORS, OFFICERS AND OTHERS
IN CERTAIN TRANSACTIONS

Metalline receives rent-free office space in Coeur d’Alene, Idaho from its President. The value of the space is not considered materially significant for financial reporting purposes. Metalline also has given $34,022 in cash advances for travel to three of its officers at October 31, 2004 under an accountable plan per IRS Regulation Section 1.62.

SHAREHOLDER PROPOSALS

It is presently anticipated that the 2006 annual meeting of Shareholders of Metalline will be held on Tuesday, April 25, 2006. In order for any Shareholder proposal to be considered for inclusion in the proxy materials of Metalline for the annual meeting on April 25, 2006, such proposal must be submitted, in accordance with the rules and regulations of the SEC, in writing to the Secretary of Metalline at Metalline’s corporate offices by October 31, 2005.

Shareholders wishing to bring a proposal to be considered at the 2006 annual meeting of stockholders (but not include it in Metalline’s proxy materials) must provide written notice of such proposal to Metalline’s Secretary at Metalline’s principal executive offices no later than February 13, 2006, to be considered timely.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, Metalline’s Directors, executive officers and beneficial owners of more than 10% of any registered class of Metalline equity securities are required to file reports of their ownership of Metalline’s securities and any changes in that ownership with the SEC. Based solely on its review of copies of these reports and on written representations from such reporting persons, Metalline believes that during 2004 such filing requirements were complied with.

OTHER MATTERS

Metalline knows of no other business that will be presented for consideration at the Annual Meeting other than those items set forth herein. The enclosed proxy card, however, confers discretionary authority to the proxy agents to vote with respect to matters that may be presented at the Annual Meeting, including the election of any person as a Director in the event a nominee of the Board of Directors of Metalline is unable to serve. If any such matters come before the Annual Meeting, the proxy agents will vote according to their own best judgment.

ANNUAL REPORT

A copy of Metalline’s 2004 Annual Report on Form 10-KSB, including financial statements, is being mailed to Shareholders with this Proxy Statement. Additional copies of the Annual Report on Form 10-KSB may be obtained without charge by writing to Shareholder Relations, Metalline Mining Company, 1330 E. Margaret Avenue, Coeur d’Alene, Idaho 83815. This Proxy Statement and Metalline’s 2004 Annual Report on Form 10-KSB are also available over the Internet at the SEC’s website, http://www.sec.gov. The information on the SEC’s website is not part of this Proxy Statement.

By Order of the Board of Directors,
/s/ WAYNE SCHOONMAKER
Wayne Schoonmaker
Secretary
Coeur d’Alene, Idaho
February 28, 2005

Please Detach and Mail in the Envelope Provided

Metalline Mining Company

PROXY FOR THE APRIL 25, 2005 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Merlin D. Bingham and Wayne Schoonmaker, and each of them, proxy agents of the undersigned, with full power of substitution, to represent and vote as directed herein all shares of Metalline Mining Company common stock held of  record by the undersigned on March 25, 2005 at the annual meeting of Metalline shareholders to be held at the Coeur d’Alene Inn, West 414 Appleway, Coeur d’Alene, Idaho, on Monday, April 25, 2005, at 10:00 a.m. local time, and any adjournment or postponement thereof, with authority to vote upon the matter listed on the other side of this proxy card and with discretionary authority as to any other matters that may properly come before the meeting.

(Continued, and to be dated and signed on other side)

Please Detach and Mail in the Envelope Provided

☒	Please mark your
votes as indicated
in this example

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES AND THE PROPOSAL LISTED BELOW.

	FOR	WITHHELD				FOR	AGAINST	ABSTAIN
1.	TO ELECT TWO DIRECTORS ☐	☐		2.	TO RATIFY THE APPOINTMENT OF WILLIAMS&WEBSTER,	☐	☐	☐

FOR A TERM EXPIRING AT THE ANNUAL MEETING IN 2006. IF ANY NOMINEE NAMED HEREIN BECOMES UNABLE OR UNWILLING TO SERVE, THIS PROXY WILL BE VOTED ‘FOR’ THE ELECTION OF A PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

P.S. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING OCTOBER 31, 2005 AND ANY INTERIM PERIODS.

Nominees: 01 Merlin D. Bingham 02 Roger Kolvoord
FOR, except vote withheld from the following nominee(s):

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1 AND 2 AT THE DISCRETION OF THE PROXY AGENTS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

PLEASE SIGN, DATE AND RETURN PROMPTLY.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy agents as to any other matters that may properly come before the Annual Meeting of Shareholders.

		Date:	, 2005
Signature (title if any)	Signature, if held jointly

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above.  When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such.  If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).